UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 27, 2016

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) updates information disclosed in the Current Report on Form 8-K filed by Rexford Industrial Realty, Inc. (the “Company”) on May 27, 2016 (the “Original Filing”) relating to the Company's Annual Meeting of Stockholders held on May 27, 2016 (the “2016 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently the Company will conduct future advisory votes on the compensation of named executive officers (“Say on Pay Votes”). No other changes have been made to the Original Filing and this Amendment should be read in conjunction with the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, in a non-binding advisory vote on the frequency of future Say on Pay Votes held at the 2016 Annual Meeting, 42,844,037 shares voted for one year, 17,130 shares voted for two years, 4,973,117 shares voted for three years, 16,087 shares abstained and there were 2,574,227 broker non-votes. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s board of directors in the proxy statement for the 2016 Annual Meeting, that the Company will hold future Say on Pay Votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say on Pay Votes or the Company's board of directors resolves to modify such frequency. The next advisory vote regarding the frequency of Say on Pay Votes is required to occur no later than the Company’s 2022 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
October 5, 2016	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
October 5, 2016	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)